                                                                    EXHIBIT 21.1

Name                                            Jurisdiction
----                                            ------------
TAL International Container Corporation         Delaware
Trans Ocean Ltd.                                Delaware
Trans Ocean Container Corporation               Delaware
Spacewise Inc.                                  Delaware
TAL Advantage I LLC                             Delaware
TAL International Container Pty. Limited        Australia
TAL do Brasil Assessoria em Conteineres Ltda.   Brazil
TAL International Container GmbH                Germany
TAL International Container (HK) Limited        Hong Kong
Greybox Logistics Services Inc.                 Delaware
Intermodal Equipment Inc.                       Delaware
TAL International Container NV                  Belgium
TAL International Container SRL                 Italy
Greybox Services Ltd.                           United Kingdom
TAL International Container Limited             United Kingdom
ICS Terminals (UK) Limited                      United Kingdom
Transamerica Leasing Pty. Limited               New Zealand